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PROVIDENT AMERICAN CORPORATION                                     EXHIBIT 11
COMPUTATION OF EARNINGS (LOSS) PER SHARE
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(In thousands except per share data)                                                       Years Ended December 31,
                                                                                      1997           1996          1995
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
Basic Earnings (Loss) Per Share
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NET INCOME (LOSS) APPLICABLE TO COMMON STOCK:                                    $   (18,573)   $    15,926    $   (4,035)
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WEIGHTED AVERAGE SHARES                                                               10,090          9,610         9,100
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BASIC EARNINGS (LOSS) PER SHARE:                                                 $     (1.84)   $      1.66    $    (0.44)
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Fully Diluted Earnings (Loss) Per Share
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NET INCOME (LOSS) APPLICABLE TO COMMON STOCK:                                    $   (18,573)   $    15,926    $   (4,035)
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WEIGHTED AVERAGE SHARES:
   Common stock                                                                       10,090          9,610         9,100
   Common stock equivalents applicable to stock options and warrants                       *          2,064             *
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      Total                                                                           10,090         11,674         9,100
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FULLY DILUTED EARNINGS (LOSS) PER SHARE:                                         $     (1.84)   $      1.36    $    (0.44)
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 * Anti-dilutive;  therefore effects have been excluded.